Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01, of Trinity Place Holdings Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

STEEL EXCEL INC.

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	02/21/2025

STEEL PARTNERS HOLDINGS L.P.

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its General Partner
Date:	02/21/2025

SPH GROUP LLC

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its Managing Member
Date:	02/21/2025

SPH GROUP HOLDINGS LLC

By:	/s/ Maria Reda
Maria Reda, Secretary of Steel Partners Holdings GP Inc., its Manager
Date:	02/21/2025

STEEL PARTNERS HOLDINGS GP INC.

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	02/21/2025

STEEL IP INVESTMENTS, LLC

By:	/s/ Maria Reda
Maria Reda, Secretary
Date:	02/21/2025